AGREEMENT FOR THE CONVERSION OF DEBT INTO SHARES OF A PREFERRED CLASS OF COMMON STOCK

This Agreement is made by and between EAT AT JOE’S, LTD. (hereafter referred to as the “EAJ”), a corporation organized and operating under the laws of the State of Nevada, with a business address of 670 White Plains Road, Ste. 120, Scarsdale NY 10583 on the one hand, and JOSEPH FIORE, an individual, and BERKSHIRE CAPITAL MANAGEMENT, INC., a corporation organized and operating under the laws of the State of Delaware (hereafter jointly referred to as the “DEBT HOLDERS”), each with a joint business address of 670 White Plains Road, Ste. 120, Scarsdale NY 10583, on the other hand.

RECITALS:

A.	WHEREAS, EAJ is a corporation duly organized and operating in good standing under the laws of the State of Nevada. EAJ is a “reporting company” with a class of stock registered under the 1934 Securities and Exchange Act (hereafter referred to as the “1934 Act”). EAJ is required to make certain periodic filings with the U.S. Securities and Exchange Commission (hereafter referred to as the “SEC”) pursuant to the 1934 Act. EAJ is current with all of its required filings with the SEC;
B.	WHEREAS, EAJ is in the business of operating theme restaurants in the style of an “American diner” atmosphere. EAJ’s business plans include opening additional restaurants either through Joint Venture agreements or Company owned units. Units may consist of a combination of full service restaurants or food court locations;
C.	WHEREAS, the DEBT HOLDERS are affiliates of EAJ;
D.	WHEREAS, from time to time, the DEBT HOLDERS agreed to lend capital to EAJ in order to fund EAJ’S operations and business plans. Respectively, through December 31, 2014, EAJ owes the DEBT HOLDERS in principal and interest as follows: EAJ’S debt to JOSEPH FIORE, inclusive of all principal and interest is two million, six hundred and sixty five thousand, two hundred and twenty eight dollars ($2,665,228); EAJ’S debt to BERKSHIRE CAPITAL MANAGEMENT, INC., inclusive of all principal and interest is eight million, three hundred and sixty seven thousand, sixty nine dollars ($8,367,069). The combined grand total EAJ owes the DEBT HOLDERS at December 31, 2014 is eleven million, thirty two thousand, two hundred and ninety seven dollars $11,032,297;
E.	WHEREAS, EAJ’S Board of Directors met to consider an opportunity to convert the DEBT HOLDERS’ outstanding amounts due into a new preferred class of common stock of EAJ, with terms including, but not limited to: (i) a price per preferred share of one hundred dollars ($100.00) each; (ii) each share of preferred stock issued to the DEBT HOLDERS having the right to be converted into common shares of EAJ at an agreed price of forty cents ($0.40) per share; and, (iii) each unconverted share of preferred stock issued to the DEBT HOLDERS having a voting preference of ten thousand (10,000) votes for each share of unconverted preferred stock so held;
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F.	WHEREAS, the DEBT HOLDERS are amenable to settling their respective debts with EAJ by and through an issuance of preferred stock in EAJ consistent with the terms described in Section E above, and JOSEPH FIORE additionally agreed to forgive EAJ for two hundred and sixty eight thousand, six hundred and eighty six dollars ($268,686) in interest, thereby reducing the total EAJ owes to JOSEPH FIORE to two million, three hundred and ninety six thousand, five hundred and forty two dollars ($2,396,542), and consequently the grand total due to the DEBT HOLDERS combined to ten million, seven hundred and sixty three thousand, six hundred and eleven dollars ($10,763,611).
G.	WHEREAS, EAJ’S Board of Directors met pursuant to Nevada Revised Statues, including but not limited to Section 78:140, to consider the terms for conversion of EAJ’S repayment obligations to the DEBT HOLDERS through the issuance of shares in a preferred class of stock – the terms of which are described above in Section E. In the Board of Directors meeting JOSEPH FIORE and BERKSHIRE CAPITAL MANAGEMENT, INC. disclosed their interests in the transactions contemplated by this Agreement, as well as their respective affiliate standing regarding EAJ to EAJ’S Board of Directors, and EAJ’S Board of Directors authorized, approved and or ratified the transactions contemplated in this Agreement in good faith by a vote sufficient for the purpose without counting the vote or votes of JOSEPH FIORE;

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, the parties agree as follows:

1. INCORPORATION OF RECITALS

a.	The above Recitals are incorporated herein by reference and are a material part of this Agreement. The Parties hereto waive any rule of construction that would prevent any court of competent jurisdiction or arbitrator from construing or interpreting this Agreement based upon the content of the Recitals.

2. DEFINITIONS

a.	The term “Closing Date” shall mean December 31, 2014.

3. AGREEMENT TO CONVERT AND EXTINGUISH DEBT

a.	Subject to the other terms and conditions set forth herein, EAJ agrees to take all necessary corporate action under its By-Laws and applicable Nevada law, to issue validly qualified and designated shares in a new preferred class of common stock as follows: (i) to JOSPEH FIORE twenty three thousand, nine hundred and sixty five (23,965) preferred shares; and, to BERKSHIRE CAPITAL MANAGEMENT, INC. eighty three thousand, six hundred and seventy one (83,671) preferred shares.
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b.	EAJ further agrees that the newly created preferred class of common stock issued to the DEBT HOLDERS pursuant to this Agreement shall be premised on the designated value of the preferred shares being one hundred dollars ($100.00) each; the perpetual right of the DEBT HOLDERS to convert any or all of the preferred shares into common stock of EAJ at a price of forty cents ($0.40) per share; and, each unconverted share of preferred stock so issued to the DEBT HOLDERS hereunder having a voting preference of ten thousand (10,000) votes for every one (1) share of preferred stock owned by the DEBT HOLDERS.
c.	Upon receipt of the preferred shares agreed to be issued by EAJ consistent with the terms and conditions of this Agreement, the DEBT HOLDERS agree that the total amount of principal and interest due and owing to them by EAJ, as was disclosed herein, shall be extinguished.

4. WARRANTIES AND REPRESENTATIONS OF EAJ

  Corporate Existence. EAJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. EAJ warrants that, as of EAJ’S last quarterly filing with the SEC on September 30, 2014: (i) it has one class of common stock (with a par value of $0.0001 per share) with 250,000,000 shares authorized, and 136,627,710 shares being issued and outstanding; and, (ii) one class of Series E preferred common stock (with a par value of $0.0001 per share) with ten million (10,000,000) shares authorized and twenty thousand (20,000) shares being issued and outstanding.
  Designation of New Class of Preferred Stock. EAJ represents that it will take all necessary and required corporate actions consistent with its By-Laws and the Nevada Revised Statutes to authorize and designate a new preferred class of common stock sufficient to grant to the DEBT HOLDERS as follows: (i) to JOSPEH FIORE twenty three thousand, nine hundred and sixty five (23,965) preferred shares; and, to BERKSHIRE CAPITAL MANAGEMENT, INC. eighty three thousand, six hundred and seventy one (83,671) preferred shares. EAJ further represents that it will designate the new preferred class of common stock issued to the DEBT HOLDERS with preferences including: the designated value of each preferred share being one hundred dollars ($100.00); the perpetual right of the DEBT HOLDERS to convert any or all of the preferred shares into common shares of EAJ at a price of forty cents ($0.40) per share; and, each share of unconverted preferred stock so issued to the DEBT HOLDERS hereunder having a voting preference of ten thousand (10,000) votes for every one (1) share of preferred stock owned by the DEBT HOLDERS. EAJ represents that it will take the above actions within ten days of the Closing Date, December 31, 2014.
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  Corporate Power; Authorization: Enforceable Obligations. EAJ has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by EAJ have been duly authorized by all necessary corporate action consistent with the Nevada Revised Statues, including NRS 78:140. This Agreement, when conveyed to the DEBT HOLDERS, shall be duly executed and delivered by a duly authorized officer of EAJ, and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid and binding obligations of the EAJ enforceable against the EAJ in accordance with their respective terms.
  Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by EAJ will not contravene or violate (a) any law, rule or regulation to which EAJ is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to EAJ, or (c) the certificate of incorporation or By-Laws of EAJ; nor will such execution, delivery or performance violate, be in conflict with, or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, to which EAJ is a party, by which EAJ may have rights, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations hereunder.
  Compliance with Law. To the best of knowledge of EAJ, it is not in violation of any law, rule or regulation to which it or its business, operations, assets or properties is subject and has not failed to obtain or to adhere to the requirements of any license, permit or authorization necessary to the ownership to the conduct of its business, which noncompliance, violation or failure to obtain or adhere might adversely affect its business, operations, assets, properties, prospects or condition (financial or otherwise).
  Completeness of Disclosure. Neither this Agreement nor any statement, document or instrument furnished or to be furnished to the DEBT HOLDERS pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a fact or omits or will omit to state a fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general) which EAJ has not disclosed to the DEBT HOLDERS in writing which adversely affects or, so far as EAJ or the DEBT HOLDERS can now foresee, may adversely affect, the prospective business, operations, assets, properties, prospects or condition (financial or otherwise) of EAJ.
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  Unregistered Character of Preferred Shares; Restriction. None of the EAJ preferred shares of common stock to be issued pursuant to this Agreement, nor any of the EAJ common stock that any of the preferred shares may be converted into as the result of conversion rights granted to the DEBT HOLDERS in the preferred class designation, have been registered under the United States Securities Laws, nor qualified under any United States Blue Sky Laws. EAJ represents that no public market exists for the preferred class of common stock issued to the DEBT HOLDERS hereunder. EAJ further represents that no assurance can be given that such an adequate trading market will develop at any time, or, if so developed, that it will continue. The preferred shares of common stock issuable hereunder, as well as any shares of common stock that are issued upon conversion, are Restricted Securities as that term is defined by Rule 144 of the 1933 Securities and Exchange Act, and may not be resold or transferred unless the underlying preferred shares, or the common stock into which they may be converted, have been made part of an effective registration statement with the SEC, or has otherwise been deemed by EAJ to be exempt from such registration under the Act. It is understood that the certificates evidencing the shares of EAJ’S Preferred Stock will bear a legend substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

  Exemption Claimed for Issuance. The offer and sale of the EAJ preferred stock to the DEBT HOLDERS pursuant to this Agreement will be exempt from the registration requirements of the Securities Act pursuant to Reg. D promulgated under the Securities and Exchange Act of 1933, and Nevada Revised Statutes Section 90:530(11).
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  Adjustment of Shares Issuable Upon Conversion. If EAJ shall at any time, or from time to time after the Preferred Shares are issued to the DEBT HOLDERS, effect a subdivision of EAJ’S outstanding Common Stock, the preferred shares conversion price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of common stock issuable on conversion of each preferred share of such series shall be increased in proportion to such increase in the aggregate number of shares of common stock outstanding. If EAJ’S shall at any time or from time to time after the preferred shares are issued to the DEBT HOLDERS conduct a forward split of the outstanding shares of common stock, the preferred series conversion price in effect immediately before the combination shall be proportionately increased so that the number of shares of common stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of common stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the reverse or forward split becomes effective.
j.	Adjustment for Certain Dividends and Distributions. In the event EAJ’S at any time or from time to time after the Preferred Shares are issued to the DEBT HOLDERS, shall make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the common stock in additional shares of common stock, then and in each such event the preferred shares conversion price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the preferred shares conversion price then in effect by a fraction: (i) the numerator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and, (ii) the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the preferred shares conversion price shall be recomputed accordingly as of the close of business on such record date and thereafter the preferred shares conversion price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and, that no such adjustment shall be made if the DEBT HOLDERS of preferred stock simultaneously receive a dividend or other distribution of shares of common stock in a number equal to the number of shares of common stock as they would have received if all outstanding shares of preferred shares had been converted into common stock on the date of such event.

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k.	Adjustments for Other Dividends and Distributions. In the event EAJ’S at any time or from time to time after the Preferred Shares are issued to the DEBT HOLDERS shall make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of common stock in respect of outstanding shares of common stock) or in other property, and the provisions of Sections i and j do not apply to such dividend or distribution, then and in each such event the DEBT HOLDERS of the of preferred stock shall receive, simultaneously with the distribution to the holders of common stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of preferred stock had been converted into common stock on the date of such event

5. WARRANTIES AND REPRESENTATIONS OF DEBT HOLDERS

  Corporate Existence. BERKSHIRE CAPITAL MANAGEMENT, INC. is a corporation duly organized, validly existing and in good standing under the laws of the United States of America and the State of Delaware.
  Corporate Power and Authorization. BERKSHIRE CAPITAL MANAGEMENT, INC. has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by BERKSHIRE CAPITAL MANAGEMENT, INC. has been duly authorized by all necessary corporate action, including any formal actions required by BERKSHIRE CAPITAL MANAGEMENT, INC.’S Board of Directors. This Agreement has been duly executed and delivered by BERKSHIRE CAPITAL MANAGEMENT, INC. and constitutes the legal, valid and binding obligation of BERKSHIRE CAPITAL MANAGEMENT, INC. enforceable against it in accordance with its terms.
  Validity of Contemplated Transactions, etc. The execution, delivery and performance of this Agreement by the DEBT HOLDERS will not contravene or violate (a) any existing law, rule or regulation to which the DEBT HOLDERS are subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the DEBT HOLDERS, or (c) the Certificate of Incorporation or By-Laws of BERKSHIRE CAPITAL MANAGEMENT, INC.; or will such execution, delivery or performance violate, be in conflict with, or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which the DEBT HOLDERS are a party or by which the DEBT HOLDERS are otherwise bound. No authorization, approval or consent, and no registration with any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by the DEBT HOLDERS.

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  Investment Representations. DEBT HOLDERS acknowledge and understand that none of the preferred shares of stock, nor any of the shares of common stock the preferred stock may be converted into have been registered under the Securities Laws of the United States nor qualified under any United States Blue Sky Laws. As such, all of the preferred stock acquired by DEBT HOLDERS is restricted and there are significant prohibitions on the conveyance and sale of the preferred stock. DEBT HOLDERS understand and warrant that their acquisition of the shares is for long-term investment and not with a view or intent to a public distribution thereof in violation of any applicable United States Securities Laws. DEBT HOLDERS acknowledge that each has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of EAJ concerning an investment in the preferred stock, and any additional information that the DEBT HOLDERS have requested. DEBT HOLDERS’S investment in EAJ’S securities is reasonable in relation to DEBT HOLDERS’S net worth, which is in excess of ten (10) times the DEBT HOLDERS’S cost basis in the preferred stock. DEBT HOLDERS have had experience in investments in restricted and publicly traded securities, and DEBT HOLDERS have had experience in investments in speculative securities and other investments that involve the substantial and high risk of loss of investment. DEBT HOLDERS acknowledge that an investment in EAJ’S securities is very speculative and involves the significant and material risk of loss. DEBT HOLDERS have the requisite knowledge to assess the relative merits and risks of this investment, and DEBT HOLDERS can afford the risk of loss of their entire investment in the Securities. DEBT HOLDERS are (i) accredited investors, as that term is defined in Regulation D promulgated under the United States Securities Act of 1933. DEBT HOLDERS represent and acknowledge that each understands that no active trading market exists for any of the EAJ preferred stock, and that none may develop, or if such a market is developed, that it will be sustained.
  Purchase for Own Account. The DEBT HOLDERS are acquiring the EAJ Preferred Stock for their own respective accounts, and not with a view towards a public distribution of those shares. The DEBT HOLDERS acknowledge that they are not acquiring the EAJ preferred stock as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase, from either EAJ or the Seller as an Affiliate of EAJ, regarding its investment in the EAJ preferred stock acquired by virtue of this Agreement. The EAJ preferred stock to be acquired by the DEBT HOLDERS hereunder will be purchased for investment purposes and for the DEBT HOLDERS’ own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the DEBT HOLDERS have no present intention of selling, granting any participation in, or otherwise distributing such EAJ preferred stock.

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  Disclosure of Information. The DEBT HOLDERS have received or have had full access to all the information the DEBT HOLDERS considered necessary or appropriate to make an informed investment decision with respect to the EAJ preferred stock to be acquired by the DEBT HOLDERS as a result of this Agreement. The DEBT HOLDERS further have had an opportunity to ask questions of and receive answers from the management of EAJ regarding the EAJ preferred stock, and to obtain additional information necessary to verify any information furnished to the DEBT HOLDERS or to which the DEBT HOLDERS had access. Further, the DEBT HOLDERS undertook their own review of the business of EAJ and the wisdom of an investment in the EAJ preferred stock. The DEBT HOLDERS have had the opportunity to review all of the books, records and all SEC filings of EAJ, including all audited financial statements, financial disclosures and risk factors that EAJ has published concerning its operations. The DEBT HOLDERS acknowledge that no commission has been paid to any person or entity concerning the consummation of this transaction.
  Investment Experience. The DEBT HOLDERS understand that the acquisition of the EAJ preferred stock involves substantial risk. The DEBT HOLDERS have experience as an investor in securities of companies in the development stage and acknowledges that the DEBT HOLDERS are able to fend for themselves, can bear the economic risk of their investment in the EAJ preferred stock and has such knowledge and experience in financial or business matters that the DEBT HOLDERS are capable of evaluating the merits and risks of this investment and protecting their own interests in connection with this investment.

6. SURVIVAL OF WARRANTIES

  Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by the Parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing Date.

7. PAYMENTS AND OBLIGATIONS

a.	Upon the Closing of this Agreement, EAJ agrees to deliver and execute any and all such documents as may be necessary to deliver to the DEBT HOLDERS validly issued, fully paid and non-assessable preferred stock certificates in the name of the DEBT HOLDERS consistent with the terms of this Agreement.
b.	For the purposes of issuing the preferred stock to the DEBT HOLDERS, their respective legal names, addresses and tax identification numbers are included below:

Berkshire Capital Management, Inc.

670 White Plains Road, Ste. 120, Scarsdale NY 10583

Tax Identification Number: _____________________

Joseph Fiore

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670 White Plains Road, Ste. 120, Scarsdale NY 10583

Tax Identification Number: _____________________

c.	Separately, the DEBT HOLDERS will execute such documents that may be necessary to fully discharge EAJ’S debt obligations to them.

8. PROCEDURE FOR CONVERSION EXERCISE

a.	If, after the completion of this transaction, either DEBT HOLDER determines to elect to convert any or all of their respective preferred shares into common stock of EAJ consistent with this Agreement, then the electing DEBT HOLDER shall provide written notice of its election to convert to EAJ, along with certified funds representing the purchase conversion price as provided for in this Agreement. There is no particular form of election that is necessary.
b.	After EAJ receives the conversion election and the consideration for the conversion, EAJ shall take all necessary steps to forthwith issue to the converting DEBT HOLDER shares of common stock so converted.
c.	If the converting DEBT HOLDER elects to convert less than all of their respective preferred shares, EAJ shall issue to the converting DEBT HOLDER a new preferred share stock certificate representing the balance of such preferred shares in the name of the converting DEBT HOLDER after conversion.
d.	Costs associated with the conversion of the preferred shares shall be borne by EAJ.

9. CONDITIONS TO CLOSING

a.	With respect to the agreement of the DEBT HOLDERS to discharge and forgive their debt with EAJ, and as an absolute condition to the Closing of this Agreement, EAJ shall secure and validly designate consistent with its By-Laws and the Nevada Revised Statutes the preferred class of stock contemplated by this Agreement containing the agreed to preferences.
b.	The representations and warranties of EAJ shall be true and complete on the Closing Date.
c.	EAJ and the DEBT HOLDERS shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase of the EAJ preferreds tock described herein.
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10. NOTICES

a.	All notices, demands, and other communications under this Agreement shall be deemed to have been duly given and delivered one (1) day after sending, if sent by fax, telegram or telex, and three days after posting, if sent by registered U.S. mail, return receipt requested, to the parties at the following locations: Berkshire Capital Management, Inc. 670 White Plains Road, Ste. 120, Scarsdale NY 10583; Joseph Fiore, 670 White Plains Road, Ste. 120, Scarsdale NY 10583.
b.	The parties hereto may give written notice of change of address, and, after such notice has been received, any notice of request shall thereafter be given to such party at the changed address.

11. JURISDICTION; GOVERNING LAW

a.	Any dispute, controversy or claim between the parties arising out of or in connection with this Contract (or related or subsequent agreements or amendments thereto), in particular (but not limited) as to its conclusion, existence, validity, interpretation, performance or non-performance, breach, termination the assessment of damages including claims in tort, whether arising before or after the termination of the Contract, shall be referred to and finally determined by three arbitrators appointed in accordance with the rules of arbitration of the American Arbitration Association in Las Vegas, NV.
b.	This agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regards for its conflicts of laws provisions.

12. ATTORNEY FEES

In the event there is a default under this Agreement and it becomes reasonably necessary for any party to employ the services of any attorney, either to enforce or terminate this Agreement, with or without arbitration, the losing party or parties to the controversy arising out of the default shall pay to the successful party or parties reasonable attorneys fees and, in addition, such costs and expenses as are incurred in enforcing or in terminating this Agreement.

13. GENERAL PROVISIONS

a.	The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement shall constitute the complete and exclusive statement of the Agreement between them and supersedes all proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement.
b.	No agreement changing, modifying, amending, extending, superseding, discharging, or terminating this Agreement or any provisions hereof shall be valid unless it is in writing and is dated and signed by duly authorized representatives of the party or parties to be charged.
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c.	The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
d.	Failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or to exercise any election provided for therein, shall in no way be considered a waiver of such provisions, rights, or election or in any way to affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by any of the parties hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice other provisions, rights, or elections which it may have under this Agreement. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent or waiver of, or excuse for any other, different or subsequent breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred herein by law or equity.
e.	Time is of the essence in the performance of each and every obligation and covenant imposed by this Agreement.
f.	This Agreement shall be binding not only upon the parties hereto, but also upon without limitations thereto, their assignees, successors, heirs, devices, divisions, subsidiaries, officers, directors and employees.
g.	There shall be no liability on either party on account of any loss, damage, or delay occasioned or caused by strikes, riots, fires, insurrection or the elements, embargoes, failure of carriers, acts of God or of the public enemy, compliance with any law, regulation or other governmental order, or any other causes beyond the control of either party, whether or not similar to the foregoing.
h.	Except as provided elsewhere in this Agreement, all of the legal, accounting, and other miscellaneous expenses incurred in connection with this Agreement and the performance of the various provisions of this Agreement shall be paid by the party who incurred the expense.
i.	All covenants, agreements, representations, and warranties made herein in writing in connection with this transaction shall survive after the Closing Date.
j.	Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

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k.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or other electronic means (including, without limitation, as a .pdf or .tif file), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature page were an original thereof.
l.	The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
m.	The DEBT HOLDERS prepared this Agreement. Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date next to the signatures below.

DATED: December 31, 2014

EAT AT JOE’S, LTD.

By: /s/ Eat at Joe’s

DATED: December 31, 2014

BERKSHIRE CAPITAL MANAGEMENT CO, INC.

By: /s/ Berkshire Capital Management Co., Inc.

DATED: December 31 2014

JOSEPH FIORE

By: /s/ Joseph Fiore

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